                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Univision Communications Inc.:

    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated February 6, 1998 included in Univision Communication Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Roseland, New Jersey
July 28, 1998